     As filed with the Securities and Exchange Commission on June 22, 2001

                                                     Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933


                                  ABC BANCORP
            (Exact name of registrant as specified in its charter)

            GEORGIA                                              58-1456434
   (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                             24 2/nd/ Avenue, S.E.
                            Moultrie, Georgia 31768
         (Address, including zip code, of principal executive offices)

       ABC BANCORP OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN
                           (Full title of the plan)

    Mr. Kenneth J. Hunnicutt                       Steven E. Fox, Esq.
           ABC Bancorp                             Rogers & Hardin LLP
     24 2/nd/ Avenue, S.E.                       2700 International Tower
     Moultrie, Georgia 31768                    229 Peachtree Street, N.E.
         (229) 890-1111                           Atlanta, Georgia 30303
                                                      (404) 522-4700


 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)


                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
 Title of Securities to be        Amount to be            Proposed Maximum          Proposed Maximum            Amount of
       Registered                 Registered(2)       Offering Price Per Share   Aggregate Offering Price    Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value             637,500                    $11.25                  $7,171,875(3)            $1,792.97
 $1.00 per share (1)
===============================================================================================================================


(1) Issuable pursuant to ABC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan (the "Plan").

(2) This registration statement also relates to an indeterminate number of additional shares of Common Stock that may become issuable pursuant to anti-dilution and adjustment provisions of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $11.25, which amount represents the average of the high and low prices of the Company's common stock as reported on The Nasdaq National Market on June 20, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

          The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant and the Plan are incorporated by reference in this Registration Statement:

          (i) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (File Number, 000-16181);

          (ii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

          (ii) The Registrant's Registration Statement on Form 8-A filed on September 2, 1987.

          All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Officers and Directors.
          -----------------------------------------

          Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the "GBCC") provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes (1) the appropriation, in violation of their duties, of any business opportunity of the corporation, (2) acts or omissions which involve intentional misconduct or a knowing violation of law,
(3) the types of liability set forth in Section 14-2-832 of the GBCC or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.

     Article XI of the Articles of Incorporation of the Registrant provides that, except as may be limited by the GBCC or any successor law, no director shall be personally liable to the Registrant or any of its shareholders for monetary damages for breach of his or her duty of care or other duty as a director.

     Article VII of the Bylaws of the Registrant provides that every person (and the heirs and legal representatives of such person) who is or was a director or officer of the Registrant or any other corporation of which he or she served as such at the request of the Registrant and of which the Registrant directly or indirectly is a shareholder or creditor, or in which or in the stocks, bonds, securities or other obligations of which the Registrant is in any way interested, may be indemnified for any liability and expense resulting from any threatened, pending or completed action, suit or proceeding, civil, criminal, administrative or investigative or derivative or otherwise, or in connection with any appeal relating thereto, in which he or she may become involved, as a party or prospective party or otherwise, by reason of any action taken or not taken in his or her capacity as a director or officer or as a member of any committee appointed by the board of directors of the Registrant to act for, in the interest of, or on behalf of the Registrant, whether or not he or she continues to be a director or officer at the time such liability or expense is incurred; provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The termination of any claim, action, suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, does not create a presumption that a director or officer did not meet the standards of conduct set forth in the Bylaws. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Article VII of the Bylaws of the Registrant may be advanced by the Registrant prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount, unless it is ultimately determined that he or she is entitled to indemnification under the Bylaws.

     Notwithstanding the foregoing, Article VII of the Registrant's Bylaws provides that no officer or director who was or is a party to any action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was an officer or director of the Registrant or such other corporation can be indemnified in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, unless the court in which such action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Article VII of the Registrant's Bylaws further provides that every person (and the heirs and legal representatives of such person) referred to above who has been wholly successful, on the merits or otherwise, with the respect to such claim, action, suit or proceeding is entitled to indemnification as of right without any further action or approval by the board of directors of the Registrant, and any indemnification pursuant to the Bylaws of the Registrant will be made at the discretion of the Registrant only if (a) the board of directors, acting by majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or proceeding, present or voting, finds that the director or officer met the standard of conduct set forth in the Bylaws, or (b) if no such quorum of the board of directors exists, independent legal counsel at the request of either the Registrant or the person seeking indemnification, delivers to the Registrant such counsel's written opinion that such director or officer met such standards, or (c) the holders of a majority of stock then entitled to vote for the election of directors determines by affirmative vote that such director or officer met such standards.

          The rights of indemnification provided in Article VII of the Registrant's Bylaws are in addition to any rights to which any director or officer may otherwise be entitled under any bylaw, agreement, vote of shareholders, or otherwise, and are in addition to the power of the Registrant to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, regardless of whether the Registrant would have the power to indemnify against such liability under the Bylaws or otherwise.

          The Registrant's Bylaws further provide that any repeal or modification of the Bylaws by the shareholders of the Registrant cannot adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item8.    Exhibits.
          --------

          The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

Item 9.   Undertakings.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Moultrie, Georgia, on this 20th day of June, 2001.

                                   ABC BANCORP


                                   By: /s/ Kenneth J. Hunnicutt
                                       ------------------------
                                       Kenneth J. Hunnicutt
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     We, the undersigned officers and directors of ABC Bancorp, hereby severally constitute and appoint Kenneth J. Hunnicutt and W. Edwin Lane, Jr., and each of them, with full power of substitution, our true and lawful attorneys and agents, to execute in our names and on our behalf in the capacities indicated below, any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any and all other instruments which such attorneys and agents, or any one of them, deem necessary or advisable to enable ABC Bancorp to comply with the Securities Act, the rules, regulations and requirements of the Securities Act in respect thereof, and the securities laws of any state or other political subdivision or jurisdiction; and the undersigned officers and directors do hereby severally ratify and confirm as our own acts and deeds all that such attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents shall have, and may exercise, all of the powers hereby conferred.

                Signature                                           Title                                    Date
                ---------                                           -----                                    ----
/s/ Kenneth J. Hunnicutt                      Chairman of the Board and Chief Executive Officer          June 20, 2001
------------------------------------------    (Principal  Executive Officer)
Kenneth J. Hunnicutt

/s/ W. Edwin Lane, Jr.                        Executive Vice President and Chief Financial Officer       June 20, 2001
------------------------------------------    (Principal   Financial and Accounting Officer)
W. Edwin Lane, Jr.

/s/ Mark D. Thomas                            President, Chief Operating Officer and Director            June 20, 2001
------------------------------------------
Mark D. Thomas

/s/ John G. Briggs                            Director                                                   June 20, 2001
------------------------------------------
John G. Briggs

/s/ Johnny W. Floyd                           Director                                                   June 20, 2001
------------------------------------------
Johnny W. Floyd

/s/ J. Raymond Fulp                           Director                                                   June 20, 2001
------------------------------------------
J. Raymond Fulp

/s/ Daniel P. Jeter                           Director                                                   June 20, 2001
------------------------------------------
Daniel P. Jeter

                                              Director                                                   June __, 2001
------------------------------------------
Robert P. Lynch

/s/ Eugene M. Vereen, Jr.                     Director                                                   June 20, 2001
------------------------------------------
Eugene M. Vereen, Jr.

/s/ Doyle Weltzbarker                         Director                                                   June 20, 2001
------------------------------------------
Doyle Weltzbarker

                                              Director                                                   June __, 2001
------------------------------------------
Henry Wortman

                                 EXHIBIT INDEX

Exhibit
   No.                  Description
 -------                -----------

5.1            Opinion of Rogers & Hardin LLP

23.1           Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 hereto)

23.2 Consent of Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC, with respect to the financial statements of ABC Bancorp

24.1           Powers of Attorney (included in the Signature Page hereto)